UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008 (December 13, 2008)
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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

             Settlement Agreement

             On December 14, 2008, Hexion Specialty Chemicals, Inc. (the “Company”), Hexion LLC, Nimbus Merger Sub, Inc., and Craig O. Morrison (collectively, the “Hexion Parties”), and Apollo Global Management, LLC (“Apollo”) and certain of its affiliates, including Leon Black and Joshua J. Harris (collectively, the “Apollo Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Huntsman Corporation (“Huntsman”), Jon M. Huntsman and Peter R. Huntsman (collectively, the “Huntsman Parties”) and certain stockholders affiliated with the Huntsman family (“the Huntsman Family Shareholders”). The Settlement Agreement concerns certain litigation matters related to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 12, 2007, among the Company, Huntsman and Nimbus Merger Sub Inc.

             Under the Settlement Agreement, upon full and final payment of all amounts due to Huntsman as described below, the Huntsman Parties, the Huntsman Family Shareholders, the Hexion Parties and the Apollo Parties agreed to take all necessary and appropriate action to obtain the dismissal with prejudice of (i) the lawsuit in the Delaware Chancery Court, (ii) Huntsman’s lawsuit against the Apollo Parties in Montgomery County, Texas, and (iii) the Company’s and the Apollo Parties’ lawsuit against Huntsman in New York. The Settlement Agreement does not resolve the claims asserted by Huntsman against Credit Suisse and Deutsche Bank (collectively, the “Banks”) in Huntsman’s ongoing litigation against the Banks in Montgomery County, Texas (the “Texas Action Against the Banks”).

             In addition, Huntsman agreed to promptly move to sever and dismiss the Apollo Parties from the Texas Action Against the Banks and the Company agreed to seek leave to withdraw its claims in New York against the Banks (other than its claims against the Banks related to a termination facility with the Banks under an existing commitment (the “Termination Facility”)). Huntsman also agreed to cooperate with the Hexion Parties and the Apollo Parties in a shareholder action brought against them in New York by certain Huntsman shareholders, and the Hexion Parties and Apollo Parties have agreed to cooperate with Huntsman in the Texas Action Against the Banks, including by causing certain individuals to testify at trial if Huntsman so requests. The parties also agreed to release each other from all claims and actions they have or may have against each other, other than claims arising out of ordinary course business commercial dealings and certain other specified matters.

             Pursuant to the Settlement Agreement, the Company has agreed to pay Huntsman the $325 million termination fee, as required by the Merger Agreement, as soon as Hexion LLC receives the proceeds of the Termination Facility, but in no event later than March 31, 2009.  In addition, certain affiliates of Apollo have agreed to pay Huntsman $425 million in cash and purchase $250 million of Huntsman’s 7% Convertible Senior Notes in that principal amount. In addition, Apollo and its affiliates have agreed that at least $500 million of the purchase from and payments to Huntsman will be paid on or before December 31, 2008.  Any portion of the payments described above that has not been paid to Huntsman by December 31, 2008, must be paid to Huntsman on or before March 31, 2009.

             Separately, an affiliate of Apollo has agreed to make a $200 million investment in Hexion, the proceeds of which will be used for general business purposes.

             In addition, under the Settlement Agreement, Huntsman will indemnify and hold the Hexion Parties and Apollo Parties and their affiliates and assigns (the “Hexion Releasees” and the “Apollo Releasees,” respectively) harmless from any claim for indemnification or contribution or any other claim asserted against either the Hexion Releasees or the Apollo Releasees by the Banks or their affiliates or assignees that in any way relates to or arises out of any claims made by the Huntsman Parties against the Banks (the “Indemnified Matters”), other than legal fees or expenses incurred by the Banks. The aggregate amount paid by Huntsman to the Hexion Releasees and/or the Apollo Releasees pursuant to this indemnification will not exceed the amount of Huntsman’s recovery, if any, in the Texas Action Against the Banks, net of attorney fees, costs and expenses related to the Texas Action Against the Banks. If Huntsman settles its claims against the Banks, Huntsman must also obtain a release in favor of the Hexion Releasees and the Apollo Releasees of any and all liability that they may have to any of the Banks that arises out of the Indemnified Matters. The Hexion Releasees and the Apollo Releasees agree to use diligent efforts to vigorously defend and contest any claim, action or proceeding in respect of which they would be entitled to seek indemnification from Huntsman.

             The foregoing description of the Settlement Agreement is a summary and is qualified in its entirety by the terms of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

             Letter Agreement

             Also on December 14, 2008, the Huntsman Parties entered into a Letter Agreement (the “Letter Agreement”) with the Hexion Parties and the Apollo Parties, pursuant to which Huntsman agreed to pay the Apollo Parties an amount of cash equal to 20% of the value of cash and non-cash consideration that is in excess of $500 million that Huntsman may obtain or receive in settlement in connection with any claims made by Huntsman against the Banks arising from or relating to the Merger Agreement, the transactions contemplated thereby and related matters, including the Texas Action Against the Banks, after Huntsman first recovers its expenses in making the claim. In no circumstance will the aggregate amount of payments owed by Huntsman to the Apollo parties under the Letter Agreement exceed $425 million. Moreover, in the event trial commences in the Texas Action Against the Banks, any interest on the part of the Apollo Parties will terminate immediately and Huntsman will not owe any portion of any subsequent recovery to the

Apollo Parties. The Letter Agreement and the obligations thereunder terminate if Huntsman is not paid in full under the Settlement Agreement before April 1, 2009.

             The foregoing description of the Letter Agreement is a summary and is qualified in its entirety by the terms of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.2, and incorporated herein by reference.

Item 1.02            Termination of a Material Definitive Agreement

             On December 13, 2008, Huntsman sent notice to the Company and Apollo that, pursuant to its terms, the Company terminated the Merger Agreement. The Company filed a Current Report on Form 8-K on July 12, 2007 and July 17, 2007 reporting its entering into the Merger Agreement and describing the terms thereof.

             Following Huntsman’s termination of the Merger Agreement, on December 14, 2008, the Hexion Parties entered into the Settlement Agreement and the Letter Agreement with the Huntsman Parties and the Apollo Parties. Summaries of the terms of the Settlement Agreement and the Letter Agreement are contained in Item 1.01 of this Current Report on Form 8-K and are qualified in their entirety by the terms of the Settlement Agreement and the Letter Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

             On December 14, 2008, the Company issued a press release regarding the termination of the Merger Agreement and entering into the Settlement Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Settlement Agreement and Release, dated December 14, 2008,
among Huntsman Corporation, Jon M. Huntsman, Peter R.
Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC,
Nimbus Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua
J. Harris and Apollo Global Management, LLC and certain of its affiliates.

	10.2	Letter Agreement, dated December 14, 2008, among Huntsman
Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion
Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc.,
Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo
Global Management, LLC and certain of its affiliates.

                            99.1       Press Release issued December 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: December 15, 2008
By: /s/ Mary Ann Jorgenson Name: Mary Ann Jorgenson Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Release, dated December 14, 2008,
among Huntsman Corporation, Jon M. Huntsman, Peter R.
Huntsman, Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus
Merger Sub, Inc., Craig O. Morrison, Leon Black, Joshua J. Harris
and Apollo Global Management, LLC and certain of its affiliates.

10.2	Letter Agreement, dated December 14, 2008, among Huntsman
Corporation, Jon M. Huntsman, Peter R. Huntsman, Hexion
Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub, Inc.,
Craig O. Morrison, Leon Black, Joshua J. Harris and Apollo Global
Management, LLC and certain of its affiliates.

99.1	Press Release issued December 14, 2008.